SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  July 25, 2008
EPIX Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)
          Delaware
(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815

(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, Massachusetts	02421

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:  (781) 761-7600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1 Separation Agreement between the Company and Michael G. Kauffman, M.D., Ph.D., dated as of July 25, 2008.
EX-10.2 Letter Agreement between the Company and Elkan Gamzu, Ph.D., dated as of July 25, 2008.
EX-99.1 Press Release issued by the Company on July 28, 2008, furnished herewith.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of
                      Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 25, 2008, Michael G. Kauffman, M.D., Ph.D., announced his resignation as Chief Executive Officer of EPIX Pharmaceuticals, Inc. (the “Company”) and as a member of the Company’s Board of Directors (the “Board”), effective immediately. Dr. Kauffman’s resignation from the Board did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with Dr. Kauffman’s resignation, the Company reduced the size of the Board to six directors.
     On July 25, 2008, the Company and Dr. Kauffman entered into a Separation Agreement (the “Agreement”) pursuant to which Dr. Kauffman will, upon execution of a release of claims, receive payments equal to 12 months base salary, continued payments toward group health plan benefits for 12 months, and a payment equal to the pro rata portion of his 2008 cash bonus under the Company’s annual bonus program. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.
     On July 25, 2008, the Company appointed Elkan Gamzu, Ph.D. as Chief Executive Officer on an interim basis. Dr. Gamzu, 65, is a Principal of enERGetics Biopharmaceutical Consultancy, LLC, and was a founding partner of BioPharmAnalysis, LLC. From February 26, 2007 until January 3, 2008, Dr. Gamzu was the Chief Executive Officer of Pharmos Corporation, and from March 2005 until March 2006, Dr. Gamzu was Acting Head of Clinical Development of Hypnion, Inc. From December 1, 2004 until February 24, 2005, Dr. Gamzu was the interim CEO of XTL Biopharmaceuticals, Ltd., and from 2001 until 2002, Dr. Gamzu was Vice President of Product Management Leadership for Millennium Pharmaceuticals, Inc. Dr. Gamzu also served as President and Chief Executive Officer of Cambridge Neuroscience, Inc. from 1994 until 1998, and as President and Chief Operating Officer and Vice President of Development for Cambridge Neuroscience, Inc. from 1989 to 1994. Previously, Dr. Gamzu held a variety of senior positions with Warner-Lambert and Hoffmann-La Roche, Inc. Dr. Gamzu is a graduate of Hebrew University in Jerusalem, and has M.A. and Ph.D. degrees in experimental and physiological psychology from the University of Pennsylvania.
     On July 25, 2008, the Company and Dr. Gamzu entered into a letter agreement (the “Letter Agreement”) pursuant to which his employment commenced on July 28, 2008 at a base salary of $300,000 per year. Dr. Gamzu is also entitled under the Letter Agreement to an option award under the Company’s 2008 Stock Option and Incentive Plan and the Company’s Equity Award Grant Policy to purchase 300,000 shares of the Company’s common stock at the closing price of the Company’s common stock on the NASDAQ Global Market on the last trading day in the month of July. This option will vest in nine equal monthly tranches beginning on July 31, 2008, subject to the acceleration provisions set forth in the Company’s standard form option agreement. The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.2 hereto, and is incorporated herein by reference.

Item 7.01     Regulation FD Disclosure.
     On July 28, 2008, the Company issued a press release, a copy of which is being furnished as Exhibit 99.1 to this Report on Form 8-K.
     The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01     Financial Statements and Exhibits.
             (d)     Exhibits:

10.1	Separation Agreement between the Company and Michael G. Kauffman, M.D., Ph.D., dated as of July 25, 2008.

10.2	Letter Agreement between the Company and Elkan Gamzu, Ph.D., dated as of July 25, 2008.

99.1	Press Release issued by the Company on July 28, 2008, furnished herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX PHARMACEUTICALS, INC.
July 28, 2008	By:	/s/ Kim Cobleigh Drapkin
Kim Cobleigh Drapkin
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement between the Company and Michael G. Kauffman, M.D., Ph.D., dated as of July 25, 2008.

10.2	Letter Agreement between the Company and Elkan Gamzu, Ph.D., dated as of July 25, 2008.

99.1	Press Release issued by the Company on July 28, 2008, furnished herewith.